UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2005

APPLETON PAPERS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 1, 2005, Mark R. Richards was elected to and appointed Chairman of the Board of Directors of Appleton Papers Inc. (the “Company”).  Mr. Richards succeeds Douglas P. Buth, who resigned from the Board and from the Chairman of the Board position on May 31, 2005 in connection with his previously announced retirement.  The appointment of Mr. Richards was expected under the terms of an employment letter dated March 18, 2005 (the “Employment Letter”) between the Company and Mr. Richards.  The description of the terms of the Employment Letter included in the Company’s Current Report on Form 8-K dated March 23, 2005 is incorporated herein by reference.

As previously announced, effective April 4, 2005, Mr. Richards, 45, joined the Company as its President and Chief Executive Officer.  Prior to joining the Company, Mr. Richards served as President of the Engineered Support Structures division of Valmont Industries, Inc., a manufacturer of engineered steel and aluminum support structures, mechanized irrigation equipment for agriculture, protective coatings services and metal tubing products for commercial and industrial applications, since 1999.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005	APPLETON PAPERS INC.

By: /s/ Dane E. Allen
Dane E. Allen Assistant Secretary